DERIVED INFORMATION [04/18/07]

[$527,450,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$527,450,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2007-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-140945 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[$527,450,000] (Approximate)

Home Equity Pass-Through Certificates, Series 2007-3

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody's/S&P)
1-A-1	-	212,250,000	I	Senior/Adj	LIBOR+[ ]%	1.9	AAA / Aaa / AAA
2-A-1	119,800,000	-	II	Senior/Adj/Sequential	LIBOR +[ ] %	1.0	AAA / Aaa / AAA
2-A-2	30,900,000	-	II	Senior/Adj/Sequential	LIBOR +[ ] %	2.0	AAA / Aaa / AAA
2-A-3	35,600,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	3.0	AAA / Aaa / AAA
2-A-4	14,775,000	-	II	Senior/Adj/Sequential	LIBOR + [ ] %	6.1	AAA / Aaa / AAA
M-1	22,550,000	-	I & II	Mezzanine/Adj	LIBOR + [ ] %	5.0	AA+ / Aal / AA+
M-2	20,625,000	-	I & II	Mezzanine/Adj	LIBOR + [ ] %	4.7	AA+ / Aa2 / AA+
M-3	11,825,000	-	I & B	Mezzanine/Adj	LIBOR + [ ]%	4.5	AA / Aa3 / AA+
M-4	10,725,000	-	I & II	Mezzanine/Adj	LIBOR + [ ] %	4.5	AA / A1 / AA
M-5	9,900,000	-	I & II	Mezzanine/Adj	LIBOR +[ ]%	4.4	AA / A2 / AA
M-6	9,350,000	-	I & II	Mezzanine/Adj	LIBOR +[ ]%	4.4	A+ / A3 / A+
M-7	-	8,800,000	I & II	Mezzanine/Adj	LIBOR +[ ]%	4.3	A / Baal / A
M-8	6,875,000	-	I & II	Mezzanine/Adj	LIBOR + [ ] %	4.3	A- / Baal / A
M-9	7,700,000	-	I & II	Mezzanine/Adj	LIBOR + [ ] %	4.3	BBB+ / Baa3 / BBB+
B-1	-	5,775,000	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	BBB / ---- / BBB
Total	300,625,000	226,825,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody's/S&P)
R (3)	50	-	II	Residual	LIBOR+[ ]%	N/A	AAA / --- / AAA
P (4)	50	-	I & II	Prepayment Penalties	LIBOR +[ ] %	N/A	AAA / --- / AAA
X	-	-	II	Subordinate	LIBOR +[ ] %	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11, months.  In month 12 and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In months 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00) CPR.  The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 5.33% and 5.37%, respectively.  The initial class principal balances of the certificates are subject to a variance of nor more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

The Class P Certificates are entitled to all prepayment penalties that the servicer receives from collections on the mortgage loans.

SUMMARY TERMS
Underwriter:	Credit Suisse Securities (USA) LLC (sole manager).
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Seller and Sponsor:	DLJ Mortgage Capital, Inc.
Servicer:	Select Portfolio Servicing, Inc. (“SPS”). Refer to additional information about SPS on page 13 herein.
Trustee:	[U.S. Bank, N.A.].
Swap Provider:	Credit Suisse International (CSi). [‘Aa3’ Moody’s; ‘AA-’ S&P; ‘AA-‘ Fitch].
Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).
Special Collections Servicer:	SPS and any other entity appointed by the Depositor.
Cut-off Date:	On or about April 1, 2007 for the initial Mortgage Loans.
Deal Closing & Investor	On or about [May 1, 2007].
Settlement Date:
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in May 2007.
Accrual Period:	For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.
Delay Days:	0 days.
Prospectus Prepayment Speed (“PPC”):

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.67% CPR per month to 23.00% CPR in month 12, and remaining at 23.00% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM
PPC”) describes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months. In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR. In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR. In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.
Optional Call:	The transaction will have a 10% optional call.
Prefunding Amount:	Approximately [10.0%].
Capitalized Interest Acct:	Amount to be determined.
Offered Certificates:	The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.
ERISA Eligibility:	Subject to the considerations and conditions described in the Prospectus Supplement, it is expected that the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates may be
purchased by employee benefit plans that are subject to ERISA. During the period that the Swap
Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.
SMMEA Treatment:	None of the classes will constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.

Maximum Pool Balance:	The aggregate of the initial principal balance of the Mortgage Loans plus the Prefunding Amount.
Margin Step-up:

If the optional clean-up call is not exercised, the Certificate margin will be increased by the lesser of 50 basis points and (1) the initial pass-through margin for the Class A certificates; and (2) one-half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

Expense Fee Rate:

The per annum rate at which the servicing, trustee, mortgage insurance (as applicable), and loss mitigation advisor fees accrue. The pass-through rate for each Class of Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap.

Pass-through Rate:
Group 1 Excess Interest Amount:

For any Distribution Date, the product of (a) the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) in section IV of the payment waterfall and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date. For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:

For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Swap Payment made to the Swap Provider, if any, plus certain Swap Termination Payments, if any, and (ii) 12, and the denominator of which is equal to the aggregate collateral balance for the immediate preceding distribution date (the “Net Swap Payment Rate”), multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Senior Net Funds Cap:

For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding Distribution Date, less (b) Net Swap Payment Rate, multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Subordinate Net Funds Cap:

For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 1, less the Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 2, less the sum of the Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

Basis Risk Carry Forward Amount:

If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based on the related Net Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Funds Cap, up to the related Maximum Interest Rate, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the related Net Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and accrued interest thereon at the lesser of (x) the then applicable Pass-Through Rate, without giving effect to the related Net Funds Cap and (y) the Maximum Interest Rate) is the “Basis Risk Carry Forward Amount” on such Class of Certificates. The “Basis Risk Carry Forward Amount” will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, on a senior basis and from the Monthly Excess Cashflow, if any, on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Maximum Interest Rate:

For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the rate at which such loan’s Expense Fee Rate accrues.
Principal and Interest Advancing:

The servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Accrued Certificate Interest:	For each Class of Offered Certificates, on any Distribution Date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance.
Interest Carry Forward Amount:

For each Class of Offered Certificates, on any Distribution Date, shall equal the sum of (i) the excess of (A) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates (excluding any Basis Risk Carry Forward Amount with respect to such Class) over (B) the amount actually distributed to such Class with respect to interest (including amounts attributable to Interest Carry Forward Amounts) on such prior Distribution Dates and (ii) interest on such excess at the Pass-Through Rate for such Class.

Optimal Interest Remittance Amount:

For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average mortgage rate less the weighted average servicing fee rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans and were not taken into account in computing the Expense Fee rate.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement (Notional Schedule displayed on page 11). Under the Swap Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.20%] per annum (30/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement) and (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Credit Enhancement:

1. Excess cashflow.

1.

2.

Net Swap Payments received from the Swap Provider (if any)

2.

3.

Overcollateralization.

3.

4.

Subordination (see table below).

Approximate		Approximate	Approximate
Expected		Expected Initial	Expected Final
Initial Credit		Target Credit	Target Credit
Class	Enhancement*	Enhancement*	Enhancement**
A	[24.85%]	[24.85%]	[49.70%]
M-1	[20.75%]	[20.75%]	[41.50%]
M-2	[17.00%]	[17.00%]	[34.00%]
M-3	[14.85%]	[14.85%]	[29.70%]
M-4	[12.90%]	[12.90%]	[25.80%]
M-5	[11.10%]	[11.10%]	[22.20%]
M-6	[ 9.40%]	[ 9.40%]	[18.80%]
M-7	[ 7.80%]	[ 7.80%]	[15.60%]
M-8	[ 6.55%]	[ 6.55%]	[13.10%]
M-9	[ 5.15%]	[ 5.15%]	[10.30%]
B-1	[ 4.10%]	[ 4.10%]	[ 8.20%]

* Prior to stepdown date, based on Maximum Pool Balance.

** After stepdown date, based on current pool balance.

Overcollateralization: 1.

Before the Stepdown Date, the required overcollateralization amount is [4.10%] of the Maximum Pool Balance.

1.

2.

On and after the Stepdown Date, the required overcollateralization amount is [8.20%] of the outstanding pool balance (subject to a Trigger Event).

2.

3.

The required overcollateralization amount is subject to a floor of 0.50% of the Maximum Pool Balance.

3.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement

With respect to any Distribution Date and the senior classes, the percentage derived by dividing (x) the sum

Percentage:

of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the last day of the related remittance period.

Most Senior Enhancement With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) Percentage: the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the

overcollateralization amount, in each		case	prior taking into	account	the distribution of the Principal
Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage
Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.
Stepdown Date:

The earlier to occur of (1) the first Distribution Date following the Distribution Date on which the principal balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are reduced to zero and

(2) the later to occur of (i) the Distribution Date in May 2010 and (ii) the first Distribution Date on which the

Senior Enhancement Percentage is greater than or equal to approximately [49.70%].

Trigger Event:	A Trigger Event will occur for any Distribution Date if either:
	(i)	the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior
Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	[32.19%]
Class M-1 Certificates	[38.55%]
Class M-2 Certificates	[47.06%]
Class M-3 Certificates	[53.87%]
Class M-4 Certificates	[62.02%]
Class M-5 Certificates	[72.07%]
Class M-6 Certificates	[85.11%]
Class M-7 Certificates	[102.56%]
Class M-8 Certificates	[122.14%]
Class M-9 Certificates	[155.34%]
Class B-1 Certificates	[195.12%]

or (ii) the cumulative realized losses as a percentage of the original Maximum Pool Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2009 – April 2010	[1.45%]*
May 2010 – April 2011	[3.50%]*
May 2011 – April 2012	[5.85%]*
May 2012 – April 2013	[7.25%]*
May 2013 and thereafter	[8.25%]*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate:	For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.
Rolling Three Month Delinquency Rate:

For any distribution date will be the fraction, expressed as a percentage, equal to the average of the

Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates)

immediately preceding months.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and
Euroclear.

Source for Calculation of Telerate Page 3750. One-Month LIBOR:

Group Allocation Amount:

For any Distribution Date on or after the Stepdown Date, the product of (a) the Senior Principal Payment Amount for that Distribution Date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that Distribution Date (as described in the Prospectus Supplement). For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Distributions to I. 1. From Group 2, to the Trustee, the trustee fee, if any;
Certificateholders: 2. From Group 2, to the Loss Mitigation Advisor, the loss mitigation advisor fee;

1.

3.

From Group 1, to the Trustee, the Trustee fee amount remaining unpaid from (1) above, if any;

4.

From Group 1, to the Loss Mitigation Advisor, any loss mitigation advisor fee remaining unpaid from

(2) above, if any;

2.

5.

To the Swap Account, any Net Swap Payment or Swap Termination Payment (if the Swap Agreement default is attributable to the trust) owed to the Swap Provider;

3.

6.

Concurrently, to the Class A Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata; provided that (a) the Class 1-A-1 Certificates receive interest from the Interest Remittance Amount of the Group 1 Loans before any interest is allocated to such classes from the Interest Remittance Amount of the loan group 2 loans and (b) interest amounts distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates are allocated from the Interest Remittance Amount of the loan group 2 loans prior to amounts being paid to such classes from the Interest Remittance Amount of loan group 1 loans;

4.

7.

To the Class M-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

5.

8.

To the Class M-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

6.

9.

To the Class M-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

7.

10.

To the Class M-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

8.

11.

To the Class M-5 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

9.

12.

To the Class M-6 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.

13.

To the Class M-7 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.

14.

To the Class M-8 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

12.

15.

To the Class M-9 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

13.

16.

To the Class B-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

14.

17.

For application as part of monthly excess cash flow.

II.

Before the Stepdown Date or during a Trigger Event, collections of principal shall be allocated according to the following priority:

1.

1.

First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.

2.

From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

3.

3.

From the Principal Remittance Amount derived from loan group 2, sequentially, first to (w) the Class R Certificates, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, and third (y) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, and then fourth (z) to the Class 1-A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; and

4.

4.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and

5.

5.

For application as part of monthly excess cash flow.

III.

On and after the Stepdown Date (assuming no Trigger Event is in effect), collections of principal shall be allocated according to the following priority:

1.

1.

First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.

2.

From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, until the respective Class Principal Balances are reduced to zero; and

3.

3.

From the Principal Remittance Amount derived from loan group 2, sequentially, first to (x) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, until the respective Class Principal Balances are reduced to zero;

4.

4.

Sequentially, to the Class M-1, Class M-2, Class M-3 Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates (until the respective class principal balances have been reduced to zero) in accordance with the Target Credit Enhancement percentages for each class; and

5.

5.

For application as part of each month’s excess cash flow.

IV.

Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate Class Principal Balance of the certificates equals the aggregate loan balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

☐ (a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to

☐ (x) the Class 1-A-1 Certificates and then to (y) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balances have been reduced to zero; and

☐ (ii) to the extent of the Monthly Excess Interest derived from loan group 2, sequentially, first to

☐ (x) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, until the respective Class Principal Balances have been reduced to zero;

☐ (b) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (c) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (d) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (e) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (f) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (g) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (h) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (i) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (j) to the Class M-Certificates, until the Class Principal Balance has been reduced to zero;

☐ (k) to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;

(B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause III (above), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

1.

2.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

2.

3.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

3.

4.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

4.

5.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

5.

6.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

6.

7.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

7.

8.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

8.

9.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

9.

10.

To the Class M-Certificates, any unpaid realized loss amounts for such Class; **

10.

11.

To the Class B-1 Certificates, any unpaid realized loss amounts for such Class; **

11.

12.

To the Class A Certificates, any Basis Risk Carry Forward Amounts, for such Classes, prorata;**

12.

13.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

13.

14.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

14.

15.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

15.

16.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

16.

17.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

17.

18.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

18.

19.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

19.

20.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

20.

21.

To the Class M-Certificates, any Basis Risk Carry Forward Amounts for such Class;**

21.

22.

To the Class B-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

22.

23.

To the Basis Risk Reserve Fund, any amounts required to be paid thereto;

23.

24.

To the Swap Account, any Swap Termination Payment (if the Swap Agreement default is attributable to the Swap Provider) owed to the Swap Provider

24.

25.

To the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

25.

26.

To the Class R Certificates, any remaining amount.

**

Distributions pursuant to line items 2 through 22 in the excess cashflow waterfall (above) on any distribution date will be made after giving effect to withdrawals from the Swap Account to pay unpaid realized loss amounts and Basis Risk Carry Forward Amounts to the Certificates on such date. Refer to page 11 for priorities of the payments from the Swap Account.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table below. For any Payment Date, the Swap Agreement notional amount is determined as follows:

1)

If the sum of the ending class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

2)

if the sum of the ending class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

3)

if the sum of the ending class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.20%] (per annum) (30/360 accrual) on the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Period	Payment Date	Lower Bound ($)	Upper Bound ($)
1	May07	-	-
2	Jun07	-	-
3	Jul07	501,200,000	511,600,000
4	Aug07	488,200,000	505,100,000
5	Sep07	474,000,000	497,900,000
6	Oct07	458,800,000	490,300,000
7	Nov07	442,500,000	482,100,000
8	Dec07	425,100,000	473,400,000
9	Jan08	406,800,000	464,000,000
10	Feb08	388,100,000	454,100,000
11	Mar08	369,100,000	443,800,000
12	Apr08	350,900,000	432,900,000
13	May08	333,400,000	421,700,000
14	Jun08	316,500,000	409,600,000
15	Jul08	300,600,000	397,700,000
16	Aug08	285,400,000	385,500,000
17	Sep08	270,300,000	372,200,000
18	Oct08	256,600,000	359,800,000
19	Nov08	243,500,000	347,700,000
20	Dec08	226,100,000	336,000,000
21	Jan09	210,100,000	324,700,000
22	Feb09	185,500,000	311,300,000
23	Mar09	163,500,000	298,500,000
24	Apr09	143,700,000	281,700,000
25	May09	128,500,000	265,900,000
26	Jun09	114,900,000	250,900,000
27	Jul09	106,000,000	234,300,000
28	Aug09	106,000,000	222,300,000
29	Sep09	106,000,000	209,800,000
30	Oct09	101,900,000	202,200,000

Period	Payment Date	Lower Bound ($)	Upper Bound ($)
31	Nov09	94,500,000	188,800,000
32	Dec09	89,800,000	182,200,000
33	Jan10	73,900,000	140,900,000
34	Feb10	70,400,000	135,700,000
35	Mar10	43,300,000	56,100,000
36	Apr10	41,400,000	52,800,000
37	May10	39,800,000	49,600,000
38	Jun10	38,200,000	46,800,000
39	Jul10	36,100,000	42,000,000
40	Aug10	34,700,000	39,700,000
41	Sep10	33,300,000	37,300,000
42	Oct10	32,000,000	35,600,000
43	Nov10	30,700,000	33,800,000
44	Dec10	29,500,000	32,300,000
45	Jan11	28,200,000	30,400,000
46	Feb11	27,000,000	28,600,000
47	Mar11	18,100,000	18,100,000
48	Apr11	14,500,000	14,500,000
49	May11	13,600,000	13,600,000
50	Jun11	12,600,000	12,600,000
51	Jul11	11,700,000	11,700,000
52	Aug11	10,900,000	10,900,000
53	Sep11	10,100,000	10,100,000
54	Oct11	9,300,000	9,300,000
55	Nov11	8,500,000	8,500,000
56	Dec11	7,700,000	7,700,000
57	Jan12	5,700,000	5,700,000
58	Feb12	4,900,000	4,900,000
59	Mar12	4,100,000	4,100,000
60	Apr12	3,500,000	3,500,000

Swap Payments:

Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the trust or the Swap Provider) will be deposited into a reserve account (the “Swap Account”).

Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under “Distributions to Certificateholders” (page 8)) on each Distribution Date in the following order of priority:

1.

1.

To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2.

2.

To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1.

1.

To pay the Class A Certificates Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

2.

2.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M8, Class M-9 and Class B-1 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

3.

3.

To the Principal Remittance Amount, up to the amount required to maintain the required overcollateralization amount for such date;

4.

4.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M8, Class M-9 and Class B-1 Certificates, in that order, any unpaid realized loss amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 9) on such Distribution Date;

5.

5.

To pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, any Basis Risk Carry Forward Amounts for such Distribution Date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 9) on such Distribution Date;

6.

6.

To the Class X Certificates.

On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

Select Portfolio	In the past, Select Portfolio Servicing, Inc. entered into consent agreements with certain regulatory agencies,
Servicing, Inc. (SPS):	including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.
SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future.
Any such change or revisions may have a material impact on the future income from SPS's operations.
The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.
Static Pool Data:

Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at

http://www.credit-suisse.heat.static-pool.com.

BOND SUMMARY
To Call
Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Average Life (Years)	4.1	2.8	1.9	1.3	1.1	1.0
First Pay (Month/Year)	May07	May07	May07	May07	May07	May07
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Feb10	Jun09	Feb09

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	May07	May07	May07	May07	May07	May07
Last Pay (Month/Year)	Sep10	Jul09	Feb09	Nov08	Aug08	Jun08

Average Life (Years)	4.2	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Sep10	Jul09	Feb09	Nov08	Aug08	Jun08
Last Pay (Month/Year)	Nov12	Dec10	Jul09	Mar09	Dec08	Oct08

Average Life (Years)	8.2	5.4	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Nov12	Dec10	Jul09	Mar09	Dec08	Oct08
Last Pay (Month/Year)	Jun19	Apr15	Jan13	Sep09	Apr09	Jan09

Average Life (Years)	12.9	8.5	6.1	2.6	2.0	1.8
First Pay (Month/Year)	Jun19	Apr15	Jan13	Sep09	Apr09	Jan09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Feb10	Jun09	Feb09

Average Life (Years)	8.4	5.6	5.0	4.6	3.6	2.6
First Pay (Month/Year)	Apr11	Aug10	Aug11	Feb10	Jun09	Feb09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.7	4.7	3.6	2.7
First Pay (Month/Year)	Apr11	Jul10	Mar11	Sep11	Sep10	Nov09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.5	4.3	3.4	2.5
First Pay (Month/Year)	Apr11	Jul10	Jan11	May11	Jun10	Aug09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.5	4.1	3.2	2.3
First Pay (Month/Year)	Apr11	Jun10	Nov10	Jan11	Mar10	Jun09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.4	3.9	3.0	2.2
First Pay (Month/Year)	Apr11	Jun10	Oct10	Nov10	Jan10	May09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.4	3.8	3.0	2.2
First Pay (Month/Year)	Apr11	Jun10	Sep10	Sep10	Dec09	Apr09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

To Call (Continued)

Class M-7 50 PPC 75 PPC 100 PPC 125 PPC 150 PPC 175 PPC Average Life (Years)	8.4	5.6	4.3	3.7	2.9	2.2
First Pay (Month/Year)	Apr11	May10	Aug10	Aug10	Nov09	Apr09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-9	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Average Life (Years	)	8.4	5.6	4.3	3.7	2.8	2.2
First Pay (Month/Year)		Apr11	May10	Jul10	Jul10	Oct09	Mar09
Last Pay (Month/Year)		Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years	)	8.4	5.6	4.3	3.6	2.8	2.1
First Pay (Month/Year)		Apr11	May10	Jun10	Jun10	Sep09	Mar09
Last Pay (Month/Year)		Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

Average Life (Years)	8.4	5.6	4.3	3.6	2.8	2.1
First Pay (Month/Year)	Apr11	May10	Jun10	May10	Aug09	Mar09
Last Pay (Month/Year)	Mar20	Oct15	Jun13	Jan12	Dec10	Jan10

To Maturity
Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Average Life (Years)	4.5	3.0	2.1	1.3	1.1	1.0
First Pay (Month/Year)	May07	May07	May07	May07	May07	May07
Last Pay (Month/Year)	Oct33	Oct26	Feb22	Feb10	Jun09	Feb09

Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	May07	May07	May07	May07	May07	May07
Last Pay (Month/Year)	Sep10	Jul09	Feb09	Nov08	Aug08	Jun08

Average Life (Years)	4.2	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Sep10	Jul09	Feb09	Nov08	Aug08	Jun08
Last Pay (Month/Year)	Oct12	Nov10	Jun09	Feb09	Dec08	Sep08

Average Life (Years)	8.2	5.4	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Nov12	Dec10	Jul09	Mar09	Dec08	Oct08
Last Pay (Month/Year)	Jun19	Apr15	Jan13	Sep09	Apr09	Jan09

Average Life (Years)	16.6	11.2	8.1	2.6	2.0	1.8
First Pay (Month/Year)	Jun19	Apr15	Jan13	Sep09	Apr09	Jan09
Last Pay (Month/Year)	Jan33	Sep25	Jan21	Feb10	Jun09	Feb09

Average Life (Years)	9.3	6.3	5.5	7.3	5.8	4.4
First Pay (Month/Year)	Apr11	Aug10	Aug11	Feb10	Jun09	Feb09
Last Pay (Month/Year)	Mar31	Mar24	Jan20	Nov18	Aug16	Dec14

Average Life (Years)	9.3	6.2	5.2	5.3	4.1	3.2
First Pay (Month/Year)	Apr11	Jul10	Mar11	Sep11	Sep10	Nov09
Last Pay (Month/Year)	Jun30	Jul23	Jul19	Oct16	Nov14	May13

Average Life (Years)	9.3	6.2	5.0	4.7	3.7	2.8
First Pay (Month/Year)	Apr11	Jul10	Jan11	May11	Jun10	Aug09
Last Pay (Month/Year)	Aug29	Oct22	Dec18	Apr16	Jun14	Jan13

Average Life (Years)	9.2	6.2	4.9	4.4	3.5	2.6
First Pay (Month/Year)	Apr11	Jun10	Nov10	Jan11	Mar10	Jun09
Last Pay (Month/Year)	Dec28	Apr22	Jul18	Dec15	Mar14	Oct12

Average Life (Years)	9.2	6.2	4.9	4.3	3.3	2.5
First Pay (Month/Year)	Apr11	Jun10	Oct10	Nov10	Jan10	May09
Last Pay (Month/Year)	May28	Dec21	Feb18	Aug15	Dec13	Jul12

Average Life (Years)	9.2	6.1	4.8	4.1	3.2	2.4
First Pay (Month/Year)	Apr11	Jun10	Sep10	Sep10	Dec09	Apr09
Last Pay (Month/Year)	Aug27	Jun21	Sep17	Apr15	Aug13	Apr12

To Maturity (Continued)
Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class M-9	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class B-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Average Life (Years	)	9.1	6.1	4.7	4.0	3.1	2.4
First Pay (Month/Year)		Apr11	May10	Aug10	Aug10	Nov09	Apr09
Last Pay (Month/Year)		Oct26	Oct20	Mar17	Dec14	Apr13	Jan12

Average Life (Years	)	9.1	6.1	4.7	4.0	3.1	2.4
First Pay (Month/Year)		Apr11	May10	Jul10	Jul10	Oct09	Mar09
Last Pay (Month/Year)		Nov25	Feb20	Aug16	Jul14	Dec12	Oct11

Average Life (Years	)	9.0	6.0	4.6	3.9	3.0	2.3
First Pay (Month/Year)		Apr11	May10	Jun10	Jun10	Sep09	Mar09
Last Pay (Month/Year)		Jan25	Jun19	Mar16	Feb14	Sep12	Jun11

Average Life (Years)	8.9	5.9	4.5	3.8	2.9	2.3
First Pay (Month/Year)	Apr11	May10	Jun10	May10	Aug09	Mar09
Last Pay (Month/Year)	Oct23	Jul18	Jun15	Jul13	Mar12	Feb11

Effective Collateral Net WAC – Class 1-A-1

Spot LIBOR

Stressed LIBOR

Net		Net		Net		Net		Net			Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.15%	27	9.23%	53	9.34%	1	9.15%	27	11.56%	53	10.78%
2	7.09%	28	9.09%	54	9.62%	2	7.09%	28	11.17%	54	11.12%
3	7.45%	29	9.43%	55	9.32%	3	11.94%	29	11.16%	55	10.74%
4	7.37%	30	9.58%	56	9.61%	4	11.55%	30	11.51%	56	11.08%
5	7.38%	31	9.41%	57	9.32%	5	11.55%	31	11.13%	57	10.71%
6	7.46%	32	9.56%	58	9.31%	6	11.93%	32	11.48%	58	10.69%
7	7.38%	33	9.37%	59	9.93%	7	11.54%	33	11.10%	59	11.41%
8	7.46%	34	9.37%	60	9.29%	8	11.92%	34	11.08%	60	10.66%
9	7.38%	35	10.28%	61	9.58%	9	11.53%	35	12.25%	61	10.96%
10	7.38%	36	9.46%	62	9.26%	10	11.52%	36	11.05%	62	10.59%
11	7.55%	37	9.72%	63	9.56%	11	12.31%	37	11.40%	63	10.94%
12	7.39%	38	9.44%	64	9.24%	12	11.50%	38	11.02%	64	10.57%
13	7.47%	39	9.70%	65	9.23%	13	11.88%	39	11.37%	65	10.55%
14	7.39%	40	9.42%	66	9.53%	14	11.49%	40	10.99%	66	10.89%
15	7.48%	41	9.46%	67	9.22%	15	11.86%	41	10.97%	67	10.52%
16	7.40%	42	9.74%	68	9.51%	16	11.47%	42	11.32%	68	10.85%
17	7.41%	43	9.46%	69	9.20%	17	11.46%	43	10.94%	69	10.50%
18	7.49%	44	9.72%	70	9.19%	18	11.84%	44	11.29%	70	10.48%
19	7.41%	45	9.44%	71	10.16%	19	11.45%	45	10.91%	71	11.59%
20	7.49%	46	9.43%	72	9.17%	20	11.81%	46	10.89%	72	10.45%
21	7.86%	47	10.33%	73	9.47%	21	11.41%	47	12.04%	73	10.78%
22	7.86%	48	9.39%	74	9.15%	22	11.37%	48	10.86%	74	10.41%
23	9.40%	49	9.67%			23	12.54%	49	11.20%
24	8.96%	50	9.37%			24	11.28%	50	10.83%
25	9.17%	51	9.65%			25	11.62%	51	11.17%
26	9.03%	52	9.35%			26	11.21%	52	10.79%
(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.37% and one-month LIBOR is 5.33%; run at the Pricing Scenario (to call).
Net WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap
Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).
(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario.
Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Effective Collateral Net WAC – Mezzanine & Subordinate Classes

Spot LIBOR						Stressed LIBOR
	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
	9.15%	27	9.17%	53	9.36%	1	9.15%	27	11.77%	53	10.99%
	7.08%	28	9.02%	54	9.65%	2	7.08%	28	11.37%	54	11.34%
	7.44%	29	9.33%	55	9.34%	3	12.12%	29	11.36%	55	10.96%
	7.37%	30	9.48%	56	9.63%	4	11.73%	30	11.72%	56	11.31%
	7.37%	31	9.31%	57	9.36%	5	11.72%	31	11.33%	57	10.93%
	7.46%	32	9.46%	58	9.35%	6	12.11%	32	11.69%	58	10.91%
	7.39%	33	9.31%	59	9.96%	7	11.71%	33	11.30%	59	11.65%
	7.46%	34	9.31%	60	9.33%	8	12.10%	34	11.28%	60	10.88%
	7.40%	35	10.27%	61	9.62%	9	11.70%	35	12.48%	61	11.18%
10	7.40%	36	9.45%	62	9.30%	10	11.69%	36	11.25%	62	10.80%
11	7.56%	37	9.71%	63	9.60%	11	12.49%	37	11.61%	63	11.16%
12	7.40%	38	9.44%	64	9.29%	12	11.68%	38	11.22%	64	10.78%
13	7.48%	39	9.70%	65	9.28%	13	12.06%	39	11.58%	65	10.77%
14	7.41%	40	9.43%	66	9.58%	14	11.66%	40	11.19%	66	11.11%
15	7.49%	41	9.48%	67	9.26%	15	12.05%	41	11.18%	67	10.74%
16	7.41%	42	9.76%	68	9.56%	16	11.65%	42	11.54%	68	11.08%
17	7.43%	43	9.47%	69	9.24%	17	11.64%	43	11.15%	69	10.71%
18	7.51%	44	9.74%	70	9.23%	18	12.02%	44	11.50%	70	10.70%
19	7.43%	45	9.45%	71	10.21%	19	11.63%	45	11.12%	71	11.83%
20	7.53%	46	9.45%	72	9.22%	20	12.00%	46	11.10%	72	10.67%
21	7.96%	47	10.35%	73	9.51%	21	11.59%	47	12.28%	73	11.00%
22	7.97%	48	9.41%	74	9.20%	22	11.56%	48	11.07%	74	10.63%
23	9.36%	49	9.70%			23	12.75%	49	11.42%
24	8.92%	50	9.39%			24	11.47%	50	11.04%
25	9.13%	51	9.68%			25	11.82%	51	11.39%
26	8.98%	52	9.37%			26	11.40%	52	11.01%
(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.37% and one-month LIBOR is 5.33%; run at the Pricing Scenario (to call).
Net WAC indicates the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include Group 2 net payments from the Swap
Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).
(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario.
Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate on the Group 2 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Spot LIBOR						Stressed LIBOR
	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	9.15%	27	9.20%	53	9.35%	1	9.15%	27	11.66%	53	10.88%
2	7.08%	28	9.05%	54	9.64%	2	7.08%	28	11.27%	54	11.23%
3	7.45%	29	9.38%	55	9.33%	3	12.03%	29	11.25%	55	10.85%
4	7.37%	30	9.53%	56	9.62%	4	11.64%	30	11.61%	56	11.19%
5	7.38%	31	9.36%	57	9.34%	5	11.63%	31	11.22%	57	10.81%
6	7.46%	32	9.52%	58	9.33%	6	12.02%	32	11.58%	58	10.80%
7	7.38%	33	9.34%	59	9.95%	7	11.62%	33	11.19%	59	11.53%
8	7.46%	34	9.34%	60	9.31%	8	12.00%	34	11.18%	60	10.77%
9	7.39%	35	10.28%	61	9.60%	9	11.61%	35	12.36%	61	11.07%
10	7.39%	36	9.46%	62	9.28%	10	11.60%	36	11.15%	62	10.70%
11	7.55%	37	9.72%	63	9.58%	11	12.40%	37	11.50%	63	11.05%
12	7.39%	38	9.44%	64	9.26%	12	11.59%	38	11.12%	64	10.67%
13	7.47%	39	9.70%	65	9.26%	13	11.97%	39	11.47%	65	10.66%
14	7.40%	40	9.42%	66	9.56%	14	11.57%	40	11.09%	66	11.00%
15	7.48%	41	9.47%	67	9.24%	15	11.95%	41	11.07%	67	10.63%
16	7.41%	42	9.75%	68	9.54%	16	11.56%	42	11.42%	68	10.96%
17	7.42%	43	9.46%	69	9.22%	17	11.55%	43	11.04%	69	10.60%
18	7.50%	44	9.73%	70	9.21%	18	11.93%	44	11.39%	70	10.59%
19	7.42%	45	9.45%	71	10.19%	19	11.54%	45	11.01%	71	11.70%
20	7.51%	46	9.44%	72	9.19%	20	11.90%	46	10.99%	72	10.56%
21	7.91%	47	10.34%	73	9.49%	21	11.50%	47	12.15%	73	10.89%
22	7.91%	48	9.40%	74	9.17%	22	11.46%	48	10.96%	74	10.52%
23	9.38%	49	9.68%			23	12.64%	49	11.31%
24	8.94%	50	9.38%			24	11.38%	50	10.93%
25	9.15%	51	9.66%			25	11.72%	51	11.28%
26	9.00%	52	9.36%			26	11.30%	52	10.90%
(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.37% and one-month LIBOR is 5.33%; run at the Pricing Scenario (to call).
Net WAC indicates the weighted-average net interest rate of the Mortgage Loans, adjusted to include net payments from the Swap Agreement.
The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).
(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario.
Net WAC indicates the lesser of the weighted-average net interest rate of the Mortgage Loans, adjusted to include net payments under the Swap Agreement, and the weighted-average maximum rate on the mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Breakeven CDR Table

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% PPC, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) 100% principal and interest advancing and (5) triggers fail (i.e., no stepdown):

Forward Libor
CDR Break		Cum Loss	CDR Break	Cum Loss
Class M-1	36.35%	23.40%	36.45%	23.44%
Class M-2	28.20%	20.08%	28.30%	20.12%
Class M-3	24.05%	18.11%	24.15%	18.16%
Class M-4	20.65%	16.32%	20.70%	16.35%
Class M-5	17.70%	14.62%	17.80%	14.68%
Class M-6	15.10%	12.99%	15.15%	13.03%
Class M-7	12.80%	11.44%	12.85%	11.48%
Class M-8	11.20%	10.29%	11.25%	10.32%
Class M-9	9.60%	9.07%	9.65%	9.11%
Class B-1	8.70%	8.35%	8.80%	8.43%

1163146617691 106 121 136 151 166 181 196 211 226 241 256 271 286 301 316 331 346

Period

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date. Approximately 26.9% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,955
Total Outstanding Loan Balance	$562,425,365*	Min	Max
Average Loan Current Balance	$190,330	$12,592	$855,000
Weighted Average Original LTV	81.4%**
Weighted Average Coupon	7.84%	5.13%	14.25%
Arm Weighted Average Coupon	7.70%
Fixed Weighted Average Coupon	8.34%
Weighted Average Margin	5.89%	1.59%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	97.0%
% Second Liens	3.0%
% Arms	78.3%
% Fixed	21.7%
% of Loans with Mortgage Insurance	0.0%

* Total collateral will be approximately [$550,000,100]

** Note, for second liens, CLTV is employed in this calculation.

Current Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
5.13 -5.50	17	4,590,266	0.8	5.40	80.4	655
5.51 -6.00	42	12,391,640	2.2	5.85	81.9	670
6.01 -6.50	159	41,357,482	7.4	6.32	78.6	659
6.51 -7.00	437	104,150,622	18.5	6.82	78.8	651
7.01 -7.50	485	105,157,635	18.7	7.30	78.9	639
7.51 -8.00	494	102,723,291	18.3	7.80	80.7	632
8.01 -8.50	263	51,825,761	9.2	8.30	81.6	621
8.51 -9.00	291	53,496,160	9.5	8.77	82.7	610
9.01 -9.50	186	29,568,076	5.3	9.30	86.0	600
9.51 -10.00	208	27,881,180	5.0	9.78	88.1	593
10.01 -10.50	98	10,933,218	1.9	10.30	88.4	597
10.51 -11.00	62	5,817,639	1.0	10.74	91.9	614
11.01 -11.50	53	3,324,172	0.6	11.29	94.0	612
11.51 -12.00	77	5,187,949	0.9	11.79	97.8	625
12.01 -14.25	83	4,020,275	0.7	12.69	99.1	622
Total:	2,955	562,425,365	100.0	7.84	81.4	632

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

FICO	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
455 -475	10	1,382,397	0.2	8.94	81.9	463
476 -500	9	780,794	0.1	8.39	80.9	493
501 -525	54	9,269,720	1.6	9.03	71.8	516
526 -550	135	23,154,164	4.1	8.67	75.2	539
551 -575	235	38,662,877	6.9	8.46	77.6	564
576 -600	343	65,605,752	11.7	8.38	81.5	588
601 -625	600	108,005,293	19.2	8.02	82.0	613
626 -650	613	118,433,084	21.1	7.61	81.8	638
651 -675	479	95,108,223	16.9	7.53	82.5	662
676 -700	260	52,868,415	9.4	7.41	82.8	687
701 -725	125	28,885,192	5.1	7.24	84.0	712
726 -750	57	12,259,399	2.2	7.03	82.7	737
751 -775	28	6,092,223	1.1	7.32	84.2	764
776 -791	7	1,917,831	0.3	7.22	81.0	787
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Scheduled Balance ($)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
12,592 -50,000	216	7,129,060	1.3	11.01	97.3	635
50,001 -100,000	514	38,445,873	6.8	9.26	83.7	616
100,001 -150,000	584	72,486,950	12.9	8.13	80.6	624
150,001 -200,000	516	90,282,419	16.1	7.71	80.7	629
200,001 -250,000	377	84,696,014	15.1	7.66	80.8	628
250,001 -300,000	263	71,883,772	12.8	7.50	81.1	636
300,001 -350,000	170	55,383,995	9.8	7.65	81.1	635
350,001 -400,000	123	46,129,839	8.2	7.52	81.6	639
400,001 -450,000	71	30,102,058	5.4	7.57	80.4	634
450,001 -500,000	51	24,179,422	4.3	7.68	80.8	644
500,001 -550,000	28	14,840,469	2.6	7.32	80.7	649
550,001 -600,000	18	10,317,322	1.8	7.82	84.9	648
600,001 -650,000	8	5,014,743	0.9	7.70	83.8	653
650,001 -700,000	7	4,774,146	0.8	7.59	83.2	658
700,001 -750,000	6	4,295,253	0.8	7.12	79.5	672
750,001 -855,000	3	2,464,030	0.4	9.24	93.2	634
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Original LTV (%) *	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
21.74 -50.00	65	10,317,166	1.8	7.88	42.8	597
50.01 -55.00	32	5,230,847	0.9	7.67	52.8	586
55.01 -60.00	50	9,940,513	1.8	7.57	57.8	604
60.01 -65.00	66	14,615,754	2.6	7.84	63.2	591
65.01 -70.00	105	21,208,006	3.8	7.62	68.5	597
70.01 -75.00	140	29,656,338	5.3	7.70	73.8	609
75.01 -80.00	1,244	259,576,199	46.2	7.40	79.8	645
80.01 -85.00	234	52,927,457	9.4	7.81	84.3	624
85.01 -90.00	497	100,483,090	17.9	8.08	89.7	628
90.01 -95.00	110	20,246,157	3.6	8.87	94.8	633
95.01 -100.00	412	38,223,840	6.8	10.03	99.9	642
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Prepay Penalty in Years	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0.00	800	146,441,845	26.0	8.18	81.8	629
1.00	136	33,311,903	5.9	7.96	78.5	631
2.00	1,322	257,888,192	45.9	7.65	82.2	635
3.00	697	124,783,426	22.2	7.79	80.1	629
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Documentation Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Full	2,061	362,223,225	64.4	7.69	82.0	625
Reduced	502	105,195,951	18.7	8.01	80.4	652
Stated Income / Stated Assets	363	89,195,770	15.9	8.24	80.4	635
No Income / No Assets	29	5,810,420	1.0	7.98	83.6	682
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Occupancy Status	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Primary	2,783	536,353,397	95.4	7.81	81.5	632
Second Home	20	4,324,159	0.8	8.24	87.0	647
Investor	152	21,747,809	3.9	8.41	78.8	637
Total:	2,955	562,425,365	100.0	7.84	81.4	632

State	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
California	358	105,160,081	18.7	7.36	79.9	643
Florida	314	61,619,160	11.0	7.96	79.7	634
Illinois	167	32,941,421	5.9	8.02	83.3	629
Arizona	157	32,067,591	5.7	7.50	82.3	643
Maryland	123	30,619,801	5.4	7.56	79.9	630
Washington	125	25,521,049	4.5	7.33	80.2	638
Virginia	121	24,871,503	4.4	8.04	81.6	628
New Jersey	87	22,547,364	4.0	7.84	79.2	640
New York	77	21,747,248	3.9	7.68	80.0	642
Georgia	103	15,625,775	2.8	8.43	84.0	620
Oregon	88	15,266,561	2.7	7.69	83.5	641
Nevada	60	13,781,743	2.5	8.31	85.2	635
Pennsylvania	109	13,763,685	2.4	8.00	82.1	626
North Carolina	99	13,090,259	2.3	8.28	82.2	619
Texas	119	12,856,789	2.3	8.08	82.4	623
Other	848	120,945,334	21.5	8.20	82.9	620
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Purpose	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Purchase	1,273	213,069,691	37.9	7.92	83.7	648
Refinance -Rate Term	246	46,134,861	8.2	7.50	81.5	632
Refinance -Cashout	1,436	303,220,814	53.9	7.84	79.9	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Product	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Arm 2/28	1,238	253,466,603	45.1	7.62	81.1	636
Arm 2/28 -Balloon 40/30	376	89,742,711	16.0	7.87	82.5	623
Arm 2/28 -Balloon 45/30	3	741,325	0.1	8.49	81.5	623
Arm 2/28 -Balloon 50/30	73	20,847,374	3.7	7.89	81.4	634
Arm 3/27	173	37,443,681	6.7	7.75	83.5	641
Arm 3/27 -Balloon 40/30	50	12,586,622	2.2	8.06	86.0	630
Arm 3/27 -Balloon 45/30	4	805,740	0.1	7.29	80.3	573
Arm 3/27 -Balloon 50/30	49	14,334,764	2.5	7.77	80.4	632
Arm 5/25	33	8,957,676	1.6	7.19	80.5	657
Arm 5/25 -Balloon 40/30	6	1,251,977	0.2	7.06	83.5	639
Arm 6 Month	1	278,076	0.0	7.50	80.0	663
Fixed Balloon 30/15	221	11,892,834	2.1	11.37	99.6	652
Fixed Balloon 40/30	61	13,732,133	2.4	7.65	79.2	633
Fixed Balloon 45/30	1	263,060	0.0	6.99	80.0	468
Fixed Balloon 50/30	22	4,839,195	0.9	7.50	79.7	630
Fixed Rate	644	91,241,595	16.2	8.10	78.1	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Property Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Single Family Residence	2,305	426,937,508	75.9	7.86	81.6	630
PUD	310	65,976,473	11.7	7.77	81.5	638
Condo	179	32,147,244	5.7	7.68	82.6	645
2 Family	101	23,297,596	4.1	7.86	79.1	636
3-4 Family	51	13,151,634	2.3	7.79	76.9	651
Co-op	9	914,912	0.2	8.03	81.6	621
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Margin (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.59 -4.00	48	13,617,735	3.1	6.96	79.5	668
4.01 -4.50	65	18,465,205	4.2	6.48	80.0	666
4.51 -5.00	190	49,001,841	11.1	6.99	79.5	649
5.01 -5.50	269	64,851,420	14.7	7.27	81.8	644
5.51 -6.00	460	104,270,263	23.7	7.45	81.4	641
6.01 -6.50	340	72,133,493	16.4	7.82	81.7	629
6.51 -7.00	395	82,083,655	18.6	8.44	81.9	612
7.01 -7.50	121	19,095,836	4.3	9.14	87.0	608
7.51 -8.00	106	14,552,931	3.3	9.13	85.4	610
8.01 -8.50	7	1,551,931	0.4	9.90	89.8	570
8.51 -9.00	3	346,380	0.1	9.95	86.1	545
9.01 -9.38	2	485,860	0.1	9.61	82.4	632
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Months to Rate Reset	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1 -3	7	1,211,480	0.3	7.50	79.3	572
4 -6	17	2,731,720	0.6	7.84	81.6	522
10 -12	4	974,651	0.2	8.92	72.9	537
13 -15	15	2,203,305	0.5	8.55	80.8	519
16 -18	19	4,424,326	1.0	8.20	82.7	596
19 -21	990	215,467,212	48.9	7.51	82.0	634
22 -24	647	138,952,584	31.5	7.95	80.7	637
25 -27	2	203,234	0.0	9.12	83.5	514
28 -30	1	329,433	0.1	8.60	64.1	517
31 -33	88	22,101,217	5.0	7.96	86.9	639
34 -36	177	41,647,734	9.5	7.71	81.6	637
Greater than 36	39	10,209,653	2.3	7.17	80.8	655
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Maximum Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
11.34 -11.50	16	4,367,528	1.0	5.42	80.3	657
11.51 -12.00	38	11,111,821	2.5	5.83	81.8	671
12.01 -12.50	120	31,271,834	7.1	6.32	80.0	663
12.51 -13.00	359	85,665,310	19.4	6.82	79.4	653
13.01 -13.50	400	88,702,758	20.1	7.30	80.1	643
13.51 -14.00	351	77,726,841	17.6	7.78	82.2	634
14.01 -14.50	196	40,017,058	9.1	8.29	82.5	622
14.51 -15.00	200	43,347,013	9.8	8.71	82.7	612
15.01 -15.50	140	25,838,871	5.9	9.27	86.0	602
15.51 -16.00	117	21,735,253	4.9	9.66	88.0	595
16.01 -16.50	35	5,952,210	1.4	10.12	85.8	573
16.51 -17.00	23	2,773,984	0.6	10.47	86.5	563
17.01 -17.50	7	829,664	0.2	10.71	78.9	545
17.51 -18.00	3	1,036,475	0.2	11.25	89.3	575
18.01 -19.00	1	79,931	0.0	12.00	76.8	600
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Minimum Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
4.50 -4.50	1	267,200	0.1	6.50	80.0	605
4.51 -5.50	32	8,303,129	1.9	6.45	79.9	635
5.51 -6.00	47	12,718,599	2.9	6.14	80.4	664
6.01 -6.50	136	34,921,350	7.9	6.52	79.8	657
6.51 -7.00	394	92,913,179	21.1	7.02	79.4	648
7.01 -7.50	390	85,851,925	19.5	7.30	80.0	644
7.51 -8.00	353	78,775,944	17.9	7.79	82.5	635
8.01 -8.50	188	39,086,385	8.9	8.33	82.6	622
8.51 -9.00	185	39,122,804	8.9	8.78	83.7	611
9.01 -9.50	128	23,074,062	5.2	9.29	86.7	601
9.51 -10.00	96	16,850,162	3.8	9.77	89.2	590
10.01 -10.50	31	5,108,814	1.2	10.32	86.2	569
10.51 -11.00	19	2,389,770	0.5	10.71	87.0	569
11.01 -11.50	4	433,450	0.1	11.19	84.1	554
11.51 -12.00	2	639,776	0.1	11.80	97.1	589
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Initial Periodic Cap (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00	86	21,480,362	4.9	8.07	81.2	614
1.50	9	1,606,348	0.4	8.12	79.2	590
2.00	264	63,689,284	14.5	7.66	80.8	647
3.00	1,647	353,680,555	80.3	7.68	81.9	633
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Subsequent Periodic Cap (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00	1,992	438,216,089	99.5	7.70	81.7	634
1.50	14	2,240,460	0.5	8.49	81.0	562
Total:	2,006	440,456,549	100.0	7.70	81.7	634

Interest Only Period (Months)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0	2,388	411,101,637	73.1	8.10	81.4	621
24	4	1,011,442	0.2	8.52	84.1	645
60	548	145,585,220	25.9	7.14	81.5	662
120	15	4,727,066	0.8	6.80	82.6	660
Total:	2,955	562,425,365	100.0	7.84	81.4	632

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date. Approximately 26.5% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,722
Total Outstanding Loan Balance	$288,472,254*	Min	Max
Average Loan Current Balance	$167,522	$12,592	$640,000
Weighted Average Original LTV	81.7%**
Weighted Average Coupon	7.84%	5.13%	13.99%
Arm Weighted Average Coupon	7.68%
Fixed Weighted Average Coupon	8.38%
Weighted Average Margin	5.94%	1.59%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	97.5%
% Second Liens	2.5%
% Arms	76.8%
% Fixed	23.2%
% of Loans with Mortgage Insurance	0.0%

* Total collateral will be approximately [$282,500,000]

** Note, for second liens, CLTV is employed in this calculation.

Current Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
5.13 -5.50	11	2,440,769	0.8	5.39	77.9	645
5.51 -6.00	28	6,873,788	2.4	5.84	81.9	680
6.01 -6.50	103	23,461,059	8.1	6.32	79.2	662
6.51 -7.00	269	57,291,806	19.9	6.82	78.7	654
7.01 -7.50	251	48,161,460	16.7	7.31	81.1	645
7.51 -8.00	262	49,617,424	17.2	7.81	81.5	630
8.01 -8.50	139	24,669,984	8.6	8.29	81.4	622
8.51 -9.00	165	27,733,263	9.6	8.78	82.8	612
9.01 -9.50	121	16,610,635	5.8	9.30	84.4	585
9.51 -10.00	139	15,507,862	5.4	9.77	86.4	586
10.01 -10.50	70	7,156,571	2.5	10.29	86.3	589
10.51 -11.00	34	3,200,265	1.1	10.73	89.6	593
11.01 -11.50	35	1,903,277	0.7	11.29	92.4	607
11.51 -12.00	39	1,673,360	0.6	11.78	97.2	627
12.01 -13.99	56	2,170,732	0.8	12.71	98.7	617
Total:	1,722	288,472,254	100.0	7.84	81.7	632

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

FICO	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
456 -475	5	624,465	0.2	8.73	81.5	463
476 -500	5	498,322	0.2	8.04	79.6	492
501 -525	34	5,403,078	1.9	9.33	71.5	515
526 -550	76	11,677,350	4.0	9.04	77.6	539
551 -575	132	21,240,569	7.4	8.68	79.6	565
576 -600	207	36,700,838	12.7	8.41	82.8	589
601 -625	323	49,997,467	17.3	8.11	82.5	613
626 -650	355	59,292,234	20.6	7.48	81.9	638
651 -675	286	47,988,458	16.6	7.44	81.7	663
676 -700	165	30,493,468	10.6	7.31	82.7	686
701 -725	74	14,128,591	4.9	7.07	83.4	711
726 -750	38	6,453,335	2.2	6.98	80.8	737
751 -775	16	2,466,647	0.9	7.27	88.0	766
776 -791	6	1,507,431	0.5	7.03	81.3	786
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Scheduled Balance ($)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
12,592 -50,000	161	5,009,160	1.7	11.16	98.7	639
50,001 -100,000	304	22,497,395	7.8	9.17	84.1	616
100,001 -150,000	368	45,515,365	15.8	8.03	81.4	627
150,001 -200,000	331	58,013,656	20.1	7.68	81.2	634
200,001 -250,000	232	51,998,651	18.0	7.61	81.5	628
250,001 -300,000	131	35,643,737	12.4	7.43	81.4	640
300,001 -350,000	103	33,534,369	11.6	7.62	80.2	632
350,001 -400,000	67	25,182,312	8.7	7.44	81.3	643
400,001 -450,000	17	6,998,734	2.4	7.84	81.8	637
450,001 -500,000	5	2,403,951	0.8	7.20	73.8	636
500,001 -550,000	2	1,034,924	0.4	7.33	88.5	662
600,001 -640,000	1	640,000	0.2	8.15	80.0	652
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Original LTV (%) *	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
21.74 -50.00	37	6,250,879	2.2	7.92	43.5	602
50.01 -55.00	12	2,572,172	0.9	7.64	52.3	599
55.01 -60.00	23	4,693,353	1.6	7.46	58.1	622
60.01 -65.00	42	8,946,664	3.1	8.06	63.2	593
65.01 -70.00	46	9,109,994	3.2	7.82	68.5	607
70.01 -75.00	79	16,354,172	5.7	7.84	73.9	621
75.01 -80.00	674	117,331,784	40.7	7.35	79.8	645
80.01 -85.00	126	26,667,055	9.2	7.71	84.4	621
85.01 -90.00	373	69,432,997	24.1	8.05	89.7	628
90.01 -95.00	73	11,717,088	4.1	8.67	94.8	636
95.01 -100.00	237	15,396,097	5.3	10.22	99.9	637
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Prepay Penalty in Years	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0.00	471	71,748,576	24.9	8.28	82.4	631
1.00	68	15,057,488	5.2	7.95	79.4	633
2.00	775	135,147,949	46.8	7.60	82.3	631
3.00	408	66,518,241	23.1	7.84	80.5	635
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Documentation Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Full	1,237	194,084,037	67.3	7.72	83.3	628
Reduced	254	44,978,035	15.6	8.00	79.3	646
Stated Income / Stated Assets	218	47,367,414	16.4	8.15	77.6	633
No Income / No Assets	13	2,042,768	0.7	8.26	83.2	676
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Occupancy Status	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Primary	1,613	270,816,034	93.9	7.80	81.8	631
Second Home	15	3,277,040	1.1	8.27	88.4	649
Investor	94	14,379,180	5.0	8.50	78.8	645
Total:	1,722	288,472,254	100.0	7.84	81.7	632

State	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
California	157	44,192,325	15.3	7.26	76.2	629
Florida	158	27,765,467	9.6	7.95	79.2	632
Illinois	112	19,766,305	6.9	7.99	84.4	634
Maryland	84	18,894,879	6.5	7.50	82.3	640
Arizona	95	16,169,964	5.6	7.34	82.6	644
Washington	74	14,064,923	4.9	7.26	82.3	648
Virginia	71	12,975,029	4.5	8.07	83.7	631
New Jersey	51	12,366,456	4.3	7.92	78.4	637
Pennsylvania	79	9,166,712	3.2	8.13	84.4	636
New York	34	8,335,914	2.9	7.69	80.0	656
North Carolina	68	8,099,786	2.8	8.45	83.6	617
Oregon	49	7,633,805	2.6	7.55	84.1	641
Minnesota	49	7,090,367	2.5	7.93	83.9	637
Tennessee	59	6,611,944	2.3	8.23	85.8	629
Nevada	34	6,570,228	2.3	8.09	82.8	635
Other	548	68,768,150	23.8	8.27	83.9	622
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Purpose	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Purchase	651	81,177,699	28.1	7.92	83.1	642
Refinance -Rate Term	211	37,391,119	13.0	7.53	81.7	630
Refinance -Cashout	860	169,903,436	58.9	7.87	81.1	628
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Product	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Arm 2/28	755	136,053,783	47.2	7.62	81.5	633
Arm 2/28 -Balloon 40/30	198	41,515,687	14.4	7.78	81.5	622
Arm 2/28 -Balloon 45/30	1	233,963	0.1	8.55	90.0	627
Arm 2/28 -Balloon 50/30	41	10,421,750	3.6	8.04	81.8	619
Arm 3/27	97	18,393,172	6.4	7.75	83.8	642
Arm 3/27 -Balloon 40/30	22	5,136,032	1.8	7.58	84.7	633
Arm 3/27 -Balloon 45/30	1	88,574	0.0	7.50	75.0	485
Arm 3/27 -Balloon 50/30	19	4,876,868	1.7	7.70	81.7	636
Arm 5/25	19	4,101,780	1.4	7.35	83.2	655
Arm 5/25 -Balloon 40/30	4	617,562	0.2	7.96	90.0	656
Fixed Balloon 30/15	109	4,240,868	1.5	11.46	99.7	650
Fixed Balloon 40/30	39	7,997,671	2.8	7.88	82.9	646
Fixed Balloon 50/30	13	3,054,714	1.1	7.53	80.5	636
Fixed Rate	404	51,739,829	17.9	8.25	79.6	631
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Property Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Single Family Residence	1,364	218,108,820	75.6	7.89	81.9	628
PUD	152	29,614,781	10.3	7.61	82.7	643
Condo	115	19,466,516	6.7	7.60	83.2	649
2 Family	55	12,665,305	4.4	7.82	77.7	635
3-4 Family	32	8,232,999	2.9	7.96	75.7	661
Co-op	4	383,832	0.1	7.85	87.4	652
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Margin (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.59 -4.00	20	4,158,021	1.9	7.31	74.8	646
4.01 -4.50	31	7,943,785	3.6	6.46	79.8	675
4.51 -5.00	102	23,489,152	10.6	6.89	79.5	656
5.01 -5.50	159	34,564,665	15.6	7.17	82.5	640
5.51 -6.00	278	56,424,226	25.5	7.30	81.6	641
6.01 -6.50	188	35,029,553	15.8	7.80	82.0	627
6.51 -7.00	233	42,021,705	19.0	8.55	82.1	605
7.01 -7.50	73	9,275,852	4.2	9.09	86.1	597
7.51 -8.00	67	7,787,583	3.5	9.31	85.3	608
8.01 -8.50	4	539,809	0.2	9.51	98.6	590
8.51 -9.00	1	90,161	0.0	9.62	80.0	543
9.01 -9.38	1	114,660	0.1	10.38	90.0	536
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Months to Rate Reset	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1 -3	5	872,333	0.4	7.47	78.7	543
4 -6	6	532,364	0.2	8.13	81.3	518
10 -12	2	449,730	0.2	8.39	81.7	557
13 -15	9	1,396,099	0.6	8.27	79.8	520
16 -18	8	1,103,783	0.5	8.54	88.6	615
19 -21	594	115,697,956	52.2	7.47	82.0	632
22 -24	376	68,613,655	31.0	8.00	80.6	631
25 -27	2	203,234	0.1	9.12	83.5	514
28 -30	1	329,433	0.1	8.60	64.1	517
31 -33	48	10,387,649	4.7	7.78	86.3	642
34 -36	83	17,133,595	7.7	7.61	82.3	642
Greater than 36	23	4,719,341	2.1	7.43	84.1	655
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Maximum Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
11.34 -11.50	10	2,218,031	1.0	5.42	77.6	647
11.51 -12.00	26	6,508,392	2.9	5.84	81.8	680
12.01 -12.50	77	17,504,372	7.9	6.33	80.5	659
12.51 -13.00	224	47,112,288	21.3	6.81	79.1	654
13.01 -13.50	214	42,576,997	19.2	7.31	81.7	644
13.51 -14.00	181	35,027,251	15.8	7.78	83.0	627
14.01 -14.50	102	18,189,967	8.2	8.27	82.3	620
14.51 -15.00	105	20,255,250	9.1	8.71	82.9	607
15.01 -15.50	89	13,048,109	5.9	9.30	84.6	585
15.51 -16.00	79	11,534,467	5.2	9.57	86.0	589
16.01 -16.50	26	4,250,485	1.9	10.03	84.1	567
16.51 -17.00	14	1,827,338	0.8	10.28	86.1	561
17.01 -17.50	7	829,664	0.4	10.71	78.9	545
17.51 -18.00	2	476,630	0.2	10.63	76.7	562
18.01 -19.00	1	79,931	0.0	12.00	76.8	600
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Minimum Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
4.75 -5.50	21	4,832,942	2.2	6.51	77.5	625
5.51 -6.00	32	7,512,413	3.4	6.15	80.8	673
6.01 -6.50	90	20,714,054	9.4	6.60	79.9	652
6.51 -7.00	249	51,812,462	23.4	7.04	79.2	649
7.01 -7.50	207	40,434,983	18.3	7.31	81.7	646
7.51 -8.00	181	34,965,742	15.8	7.80	83.5	627
8.01 -8.50	91	15,832,450	7.1	8.27	83.3	620
8.51 -9.00	98	18,811,488	8.5	8.79	83.4	608
9.01 -9.50	87	13,130,554	5.9	9.31	84.6	583
9.51 -10.00	63	7,898,544	3.6	9.74	87.8	578
10.01 -10.50	23	3,537,037	1.6	10.28	84.1	562
10.51 -11.00	10	1,443,125	0.7	10.63	86.8	570
11.01 -11.50	4	433,450	0.2	11.19	84.1	554
11.51 -12.00	1	79,931	0.0	12.00	76.8	600
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Initial Periodic Cap (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00	47	10,580,959	4.8	8.39	80.7	598
1.50	9	1,606,348	0.7	8.12	79.2	590
2.00	126	26,829,229	12.1	7.69	82.6	644
3.00	975	182,422,635	82.4	7.63	81.8	632
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Subsequent Periodic Cap (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00	1,144	219,450,321	99.1	7.67	81.8	632
1.50	13	1,988,850	0.9	8.12	81.1	576
Total:	1,157	221,439,171	100.0	7.68	81.8	632

Interest Only Period (Months)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0	1,381	211,977,717	73.5	8.13	81.8	622
24	3	640,242	0.2	8.03	86.5	635
60	325	72,206,229	25.0	7.03	81.3	659
120	13	3,648,066	1.3	6.89	83.7	662
Total:	1,722	288,472,254	100.0	7.84	81.7	632

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/07 cutoff date. Approximately 27.3% of the mortgage loans do not provide for any payments of principal in the first two, five, or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	1,233
Total Outstanding Loan Balance	$273,953,112*	Min	Max
Average Loan Current Balance	$222,184	$18,598	$855,000
Weighted Average Original LTV	81.1%**
Weighted Average Coupon	7.84%	5.34%	14.25%
Arm Weighted Average Coupon	7.72%
Fixed Weighted Average Coupon	8.30%
Weighted Average Margin	5.84%	1.66%	9.38%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	96.5%
% Second Liens	3.5%
% Arms	79.9%
% Fixed	20.1%
% of Loans with Mortgage Insurance	0.0%

* Total collateral will be approximately [$267,500,100]

** Note, for second liens, CLTV is employed in this calculation.

Current Rate (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
5.34 -5.50	6	2,149,497	0.8	5.42	83.1	667
5.51 -6.00	14	5,517,852	2.0	5.85	81.8	657
6.01 -6.50	56	17,896,422	6.5	6.33	77.9	656
6.51 -7.00	168	46,858,816	17.1	6.82	78.8	647
7.01 -7.50	234	56,996,175	20.8	7.29	77.1	634
7.51 -8.00	232	53,105,867	19.4	7.80	79.9	634
8.01 -8.50	124	27,155,778	9.9	8.31	81.7	621
8.51 -9.00	126	25,762,897	9.4	8.77	82.6	609
9.01 -9.50	65	12,957,442	4.7	9.30	87.9	618
9.51 -10.00	69	12,373,318	4.5	9.80	90.4	602
10.01 -10.50	28	3,776,647	1.4	10.33	92.3	613
10.51 -11.00	28	2,617,374	1.0	10.75	94.6	638
11.01 -11.50	18	1,420,895	0.5	11.28	96.1	619
11.51 -12.00	38	3,514,589	1.3	11.79	98.1	624
12.01 -14.25	27	1,849,544	0.7	12.66	99.6	627
Total:	1,233	273,953,112	100.0	7.84	81.1	632

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

* Note, for second liens, CLTV is employed in this calculation.

FICO	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
455 -475	5	757,933	0.3	9.11	82.3	463
476 -500	4	282,472	0.1	9.00	83.2	493
501 -525	20	3,866,642	1.4	8.60	72.2	518
526 -550	59	11,476,814	4.2	8.30	72.8	540
551 -575	103	17,422,308	6.4	8.20	75.1	564
576 -600	136	28,904,915	10.6	8.33	79.8	588
601 -625	277	58,007,826	21.2	7.93	81.6	613
626 -650	258	59,140,849	21.6	7.74	81.7	637
651 -675	193	47,119,765	17.2	7.63	83.2	662
676 -700	95	22,374,947	8.2	7.55	83.0	687
701 -725	51	14,756,601	5.4	7.39	84.6	712
726 -750	19	5,806,064	2.1	7.10	84.7	738
751 -775	12	3,625,575	1.3	7.36	81.7	763
776 -790	1	410,400	0.1	7.95	80.0	790
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Scheduled Balance ($)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
18,597 -50,000	55	2,119,900	0.8	10.66	94.0	625
50,001 -100,000	210	15,948,478	5.8	9.38	83.1	616
100,001 -150,000	216	26,971,586	9.8	8.30	79.2	618
150,001 -200,000	185	32,268,763	11.8	7.77	79.7	620
200,001 -250,000	145	32,697,363	11.9	7.73	79.7	626
250,001 -300,000	132	36,240,036	13.2	7.56	80.8	632
300,001 -350,000	67	21,849,626	8.0	7.71	82.5	640
350,001 -400,000	56	20,947,527	7.6	7.63	81.8	635
400,001 -450,000	54	23,103,324	8.4	7.48	80.0	633
450,001 -500,000	46	21,775,471	7.9	7.73	81.5	644
500,001 -550,000	26	13,805,545	5.0	7.32	80.2	648
550,001 -600,000	18	10,317,322	3.8	7.82	84.9	648
600,001 -650,000	7	4,374,743	1.6	7.63	84.3	654
650,001 -700,000	7	4,774,146	1.7	7.59	83.2	658
700,001 -750,000	6	4,295,253	1.6	7.12	79.5	672
750,001 -855,000	3	2,464,030	0.9	9.24	93.2	634
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Original LTV (%) *	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
27.66 -50.00	28	4,066,287	1.5	7.83	41.7	589
50.01 -55.00	20	2,658,675	1.0	7.69	53.2	574
55.01 -60.00	27	5,247,160	1.9	7.67	57.6	587
60.01 -65.00	24	5,669,090	2.1	7.50	63.3	588
65.01 -70.00	59	12,098,013	4.4	7.46	68.5	590
70.01 -75.00	61	13,302,166	4.9	7.53	73.8	594
75.01 -80.00	570	142,244,415	51.9	7.44	79.8	645
80.01 -85.00	108	26,260,402	9.6	7.91	84.2	627
85.01 -90.00	124	31,050,093	11.3	8.13	89.7	629
90.01 -95.00	37	8,529,069	3.1	9.14	94.9	630
95.01 -100.00	175	22,827,743	8.3	9.90	100.0	645
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Prepay Penalty in Years	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0.00	329	74,693,269	27.3	8.09	81.2	628
1.00	68	18,254,415	6.7	7.97	77.8	630
2.00	547	122,740,243	44.8	7.71	82.2	640
3.00	289	58,265,185	21.3	7.75	79.7	623
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Documentation Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Full	824	168,139,187	61.4	7.65	80.5	621
Reduced	248	60,217,916	22.0	8.01	81.2	657
Stated Income / Stated Assets	145	41,828,356	15.3	8.35	83.5	638
No Income / No Assets	16	3,767,653	1.4	7.83	83.8	685
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Occupancy Status	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Primary	1,170	265,537,363	96.9	7.83	81.2	633
Second Home	5	1,047,119	0.4	8.16	82.8	641
Investor	58	7,368,629	2.7	8.25	78.8	621
Total:	1,233	273,953,112	100.0	7.84	81.1	632

State	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
California	201	60,967,756	22.3	7.42	82.6	654
Florida	156	33,853,693	12.4	7.98	80.2	636
Arizona	62	15,897,627	5.8	7.66	82.0	642
Georgia	103	15,625,775	5.7	8.43	84.0	620
New York	43	13,411,334	4.9	7.68	79.9	633
Illinois	55	13,175,116	4.8	8.07	81.7	621
Virginia	50	11,896,474	4.3	8.01	79.2	625
Maryland	39	11,724,922	4.3	7.67	75.8	613
Washington	51	11,456,126	4.2	7.41	77.7	626
New Jersey	36	10,180,909	3.7	7.74	80.2	645
Oregon	39	7,632,757	2.8	7.84	82.9	641
Nevada	26	7,211,515	2.6	8.51	87.3	635
Texas	52	7,186,447	2.6	7.87	82.5	627
North Carolina	31	4,990,474	1.8	7.99	79.8	622
Pennsylvania	30	4,596,973	1.7	7.75	77.6	605
Other	259	44,145,215	16.1	8.15	80.7	612
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Purpose	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Purchase	622	131,891,992	48.1	7.92	84.0	651
Refinance -Rate Term	35	8,743,742	3.2	7.38	80.8	644
Refinance -Cashout	576	133,317,377	48.7	7.79	78.3	613
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Product	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Arm 2/28	483	117,412,820	42.9	7.61	80.7	640
Arm 2/28 -Balloon 40/30	178	48,227,024	17.6	7.95	83.3	624
Arm 2/28 -Balloon 45/30	2	507,362	0.2	8.46	77.6	621
Arm 2/28 -Balloon 50/30	32	10,425,624	3.8	7.75	81.0	650
Arm 3/27	76	19,050,509	7.0	7.75	83.3	640
Arm 3/27 -Balloon 40/30	28	7,450,590	2.7	8.39	86.8	628
Arm 3/27 -Balloon 45/30	3	717,165	0.3	7.26	81.0	584
Arm 3/27 -Balloon 50/30	30	9,457,896	3.5	7.81	79.8	630
Arm 5/25	14	4,855,896	1.8	7.05	78.1	659
Arm 5/25 -Balloon 40/30	2	634,416	0.2	6.19	77.2	622
Arm 6 Month	1	278,076	0.1	7.50	80.0	663
Fixed Balloon 30/15	112	7,651,966	2.8	11.32	99.5	653
Fixed Balloon 40/30	22	5,734,462	2.1	7.33	74.0	616
Fixed Balloon 45/30	1	263,060	0.1	6.99	80.0	468
Fixed Balloon 50/30	9	1,784,481	0.7	7.46	78.2	620
Fixed Rate	240	39,501,765	14.4	7.90	76.2	609
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Property Type	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
Single Family Residence	941	208,828,688	76.2	7.83	81.3	631
PUD	158	36,361,692	13.3	7.90	80.6	633
Condo	64	12,680,727	4.6	7.81	81.7	638
2 Family	46	10,632,291	3.9	7.92	80.7	637
3-4 Family	19	4,918,634	1.8	7.51	78.8	636
Co-op	5	531,080	0.2	8.16	77.3	598
Total:	1,233	273,953,112	100.0	7.84	81.1	632

Margin (%)	No of Loans		Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.66 -4.00		28	9,459,715	4.3	6.81	81.6	677
4.01 -4.50		34	10,521,420	4.8	6.49	80.2	659
4.51 -5.00		88	25,512,689	11.6	7.07	79.5	643
5.01 -5.50		110	30,286,755	13.8	7.37	81.1	648
5.51 -6.00		182	47,846,037	21.8	7.62	81.2	641
6.01 -6.50		152	37,103,939	16.9	7.83	81.5	631
6.51 -7.00		162	40,061,951	18.3	8.32	81.8	618
7.01 -7.50		48	9,819,983	4.5	9.19	87.9	618
7.51 -8.00		39	6,765,348	3.1	8.93	85.6	613
8.01 -8.50		3	1,012,121	0.5	10.11	85.1	559
8.51 -9.00		2	256,220	0.1	10.06	88.2	545
9.01 -9.38		1	371,200	0.2	9.38	80.0	661
Total:		849	219,017,378	100.0	7.72	81.6	636

Months to Rate Reset	No of Loans		Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1 -3		2	339,147	0.2	7.59	80.9	647
4 -6		11	2,199,357	1.0	7.78	81.7	523
10 -12		2	524,921	0.2	9.37	65.4	519
13 -15		6	807,206	0.4	9.04	82.6	517
16 -18		11	3,320,542	1.5	8.09	80.8	589
19 -21		396	99,769,256	45.6	7.55	81.9	638
22 -24		271	70,338,929	32.1	7.90	80.7	642
31 -33		40	11,713,569	5.3	8.12	87.5	636
34 -36		94	24,514,140	11.2	7.78	81.0	634
Greater than 36		16	5,490,312	2.5	6.95	78.0	655
Total:		849	219,017,378	100.0	7.72	81.6	636

Maximum Rate (%)	No of Loans		Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
11.34 -11.50		6	2,149,497	1.0	5.42	83.1	667
11.51 -12.00		12	4,603,428	2.1	5.82	81.7	657
12.01 -12.50		43	13,767,462	6.3	6.30	79.4	667
12.51 -13.00		135	38,553,022	17.6	6.83	79.7	650
13.01 -13.50		186	46,125,761	21.1	7.29	78.6	642
13.51 -14.00		170	42,699,590	19.5	7.79	81.6	639
14.01 -14.50		94	21,827,092	10.0	8.31	82.6	624
14.51 -15.00		95	23,091,762	10.5	8.70	82.5	617
15.01 -15.50		51	12,790,762	5.8	9.24	87.4	619
15.51 -16.00		38	10,200,786	4.7	9.76	90.4	603
16.01 -16.50		9	1,701,725	0.8	10.32	90.1	588
16.51 -17.00		9	946,646	0.4	10.83	87.3	566
17.51 -17.78		1	559,845	0.3	11.78	100.0	587
Total:		849	219,017,378	100.0	7.72	81.6	636

Minimum Rate (%)	No of Loans		Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
4.50 -4.50		1	267,200	0.1	6.50	80.0	605
4.51 -5.50		11	3,470,187	1.6	6.36	83.1	649
5.51 -6.00		15	5,206,186	2.4	6.13	79.8	650
6.01 -6.50		46	14,207,296	6.5	6.40	79.7	664
6.51 -7.00		145	41,100,717	18.8	7.00	79.7	647
7.01 -7.50		183	45,416,943	20.7	7.28	78.5	643
7.51 -8.00		172	43,810,202	20.0	7.78	81.7	640
8.01 -8.50		97	23,253,935	10.6	8.36	82.0	623
8.51 -9.00		87	20,311,317	9.3	8.77	83.9	614
9.01 -9.50		41	9,943,508	4.5	9.28	89.4	624
9.51 -10.00		33	8,951,619	4.1	9.80	90.4	601
10.01 -10.50		8	1,571,777	0.7	10.41	91.0	583
10.51 -11.00		9	946,646	0.4	10.83	87.3	566
11.51 -11.78		1	559,845	0.3	11.78	100.0	587
Total:		849	219,017,378	100.0	7.72	81.6	636

Initial Periodic Cap (%)	No of Loans		Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00		39	10,899,403	5.0	7.77	81.7	631
2.00		138	36,860,055	16.8	7.64	79.5	650
3.00		672	171,257,920	78.2	7.74	82.0	634
Total:		849	219,017,378	100.0	7.72	81.6	636

Subsequent Periodic Cap (%)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
1.00	848	218,765,768	99.9	7.72	81.6	637
1.50	1	251,610	0.1	11.49	80.0	455
Total:	849	219,017,378	100.0	7.72	81.6	636

Interest Only Period (Months)	No of Loans	Total Scheduled Balance ($)	% Scheduled Balance	WAC %	WA OLTV* %	NZWA FICO
0	1,007	199,123,921	72.7	8.06	80.9	620
24	1	371,200	0.1	9.38	80.0	661
60	223	73,378,991	26.8	7.25	81.8	665
120	2	1,079,000	0.4	6.49	79.1	653
Total:	1,233	273,953,112	100.0	7.84	81.1	632

* Note, for second liens, CLTV is employed in this cal